UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2007

ZIM CORPORATION

(Exact name of Registrant as specified in its charter)

Canada

(State or other jurisdiction of incorporation)

0-30432	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

150 Isabella, Suite 150

Ottawa, Ontario, Canada K1S 1V7

(Address of principal executive offices, including zip code)

(613) 727-1397

(Registrant's telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 16, 2007, ZIM Corporation entered into an an agreement with SilverBirch Inc. pursuant to which ZIM has agreed to sell certain of its mobile messaging assets to SilverBirch for $75,000 (all dollar amounts in Canadian dollars) at closing, with an additional $100,000 and 500,000 common shares of SilverBirch upon the achievement of certain conditions. These assets include ZIM’s Canadian mobile gateway technology, customer contracts and proprietary web to text applications. The mobile gateway customers include the Ontario Lottery and Gaming Corporation, Pitney Bowes and Rogers Wireless. The sale, which is subject to certain regulatory approvals and customary closing conditions, is expected to be completed within the next 30 days.

This current report contains forward-looking statements, including statements related to the closing of the reported transaction. All forward-looking statements in this report are made as of, and are based upon information available to ZIM as of, the date hereof. These forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those described in any forward-looking statement. Factors that could cause such a difference include, but are not limited to, failure to obtain necessary regulatory approvals for the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIM CORPORATION (Registrant)
July 18, 2007	By: /s/ Michael Cowpland Michael Cowpland President and Chief Executive Officer